SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 17, 1999
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                          Sponsor and Master Servicer


      Revolving Home Equity Loan Asset Backed Certificates, Series 1999-A

                                --------------


----------------------------
The Certificates represent     The Certificates
obligations of the trust
only and do not represent      o   This   supplement   relates   to   the   offering   of  the
an interest in or                  Certificates of the series  referenced  above.  This supplement
obligation of CWABS, Inc.,         does not contain  complete  information  about the  offering of
Countrywide Home Loans,            the  Certificates.  Additional  information is contained in the
Inc., Countrywide Home             prospectus  supplement  dated  February  17,  1999  prepared in
Loans Servicing LP or any          connection  with the  offering of the offered  certificates  of
of their affiliates.               the  series  referenced  above  and  in the  prospectus  of the depositor  dated  October 26, 1998.  You are urged to read this
This supplement may be             supplement,  the  prospectus  supplement  and the prospectus in
used to offer and sell the         full.
offered certificates only
if accompanied by the          o   As of December 15, 2003, the Certificate  Principal Balance
prospectus supplement and          of the Certificates was approximately $31,809,254.
the prospectus.

----------------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 16, 2003

                                THE TRUST FUND

     As of December 1, 2003 (the "Reference Date"), the Trust Fund included approximately 1,846 Mortgage Loans having an aggregate Stated Principal Balance of approximately $35,099,873.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                As of
                                                                          December 1, 2003
                                                                          ----------------
Aggregate Stated Principal Balance of the Mortgage Loans..........           $35,099,873
Delinquent Mortgage Loans and Pending Foreclosures at Period End
(1)
        30-59 days................................................               1.14%
        60-89 days................................................               0.09%
        90 days or more (excluding pending foreclosures)..........               0.48%
                                                                                 -----
       Total Delinquencies........................................               1.71%
                                                                                 =====
Foreclosures Pending..............................................               2.06%
                                                                                 -----
    Total Delinquencies and foreclosures pending..................               3.77%
                                                                                 =====
--------------
(1)  As a percentage of the aggregate Stated Principal Balance of the Mortgage
     Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At September 30, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $606.095 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At September 30, 2003, Countrywide provided servicing for approximately $15.591 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                        As of December 31, 2000       As of December 31, 2001          As of December 31, 2002
                    -----------------------------  -----------------------------   ------------------------------
                        Principal                     Principal                         Principal
                         Balance       Percentage      Balance        Percentage         Balance       Percentage
                    -----------------  ----------  -----------------  ----------   ------------------  ----------

Portfolio.........  $3,748,790,561.82      --      $5,479,012,451.54      --       $10,640,766,181.58      --
Delinquency
percentage
  30-59 Days......  $   14,580,950.53     0.39%    $   28,456,872.07     0.52%     $    42,864,688.91     0.40%
  60-89 Days......       4,626,810.83     0.12%         7,555,089.12     0.14%          10,661,957.76     0.10%
  90+ Days........      10,660,110.74     0.28%        21,422,742.71     0.39%          19,421,702.11     0.18%
                    -----------------  ----------  -----------------  ----------   ------------------  ----------

      Total.......  $   29,867,872.10     0.80%    $   57,434,703.90     1.05%     $    72,948,348.78     0.69%
Foreclosure Rate..  $    1,232,842.13     0.03%    $    3,142,409.33     0.06%     $     6,603,778.76     0.06%
Bankruptcy Rate...  $    9,192,831.89     0.25%    $   12,681,563.87     0.23%     $    43,053,210.55     0.40%



                      As of September 30, 2003
                     -----------------------------
                          Principal
                           Balance      Percentage
                     -----------------  ----------

Portfolio.........   $15,591,400,953.23     --
Delinquency
percentage
  30-59 Days......   $    50,838,133.87    0.33%
  60-89 Days......        16,284,021.52    0.10%
  90+ Days........        29,686,518.35    0.19%
                     -----------------  ----------

      Total.......   $    96,808,673.74    0.62%
Foreclosure Rate..   $     6,591,398.70    0.04%
Bankruptcy Rate...   $    40,348,901.18    0.26%


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of December 15, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $31,809,254. As of the Certificate Date the Pool Factor was approximately 0.1719419 and the Invested Amount was approximately $31,809,254. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

     Financial Security Assurance Inc. (the "Certificate Insurer") files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC""). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Certificate Insurer's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                        FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supercedes the discussion under the same caption in Annex I of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the

Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-8 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Underwriter Exemption (the "Exemption") described in the Prospectus are met.

     Although the Exemption has been amended since 1998, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Certificates.

     The Exemption, as amended, sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. The Exemption specifies that the pool trustee must not be an affiliate of any member of the "Restricted Group", other than an underwriter. The Restricted Group consists of the underwriters, the trustee, any insurer or other provider of credit support to the trust, the seller, the depositor, the master servicer, any servicer, any counterparty in a permitted swap agreement, any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate principal balance of assets in the trust, or any affiliate of any of those parties. The Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

                                    RATINGS

     The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                           Range
                                                                                     -----

Aggregate Principal Balance                            $35,099,873

Weighted Average Mortgage Rate                               5.34%         4.00%      to             10.25%
Weighted Average Gross Margin                                1.42%         0.00%      to              6.25%
Weighted Average Maximum Mortgage Rate                      17.79%        11.00%      to             18.00%
Weighted Average Principal Balance                         $19,014            $0      to           $349,715
Weighted Average Credit Limit                              $35,928        $7,500      to           $415,000
Weighted Average Scheduled Remaining Term (months)             230            96      to                245
Weighted Average Combined Loan-to-Value Ratio               76.09%         9.38%      to            100.00%
Weighted Average Credit Limit Utilization Rate              52.92%         0.00%      to            100.00%


Mortgage Loan Principal Balances
                                                                                            Percentage of
Range of                                  Number of     Aggregate Unpaid         Reference Date Aggregate
Principal Balance                    Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                              710           $1,682,758                             4.79%
$ 10,000.01 to $ 20,000                         524           $7,810,679                            22.25
$ 20,000.01 to $ 30,000                         279           $6,809,397                            19.40
$ 30,000.01 to $ 40,000                         116           $4,041,888                            11.52
$ 40,000.01 to $ 50,000                          87           $3,917,061                            11.16
$ 50,000.01 to $ 60,000                          39           $2,142,738                             6.10
$ 60,000.01 to $ 70,000                          22           $1,441,167                             4.11
$ 70,000.01 to $ 80,000                          20           $1,486,319                             4.23
$ 80,000.01 to $ 90,000                          12           $1,015,362                             2.89
$ 90,000.01 to $100,000                          17           $1,624,980                             4.63
$100,000.01 to $125,000                           5             $548,988                             1.56
$125,000.01 to $150,000                           9           $1,268,891                             3.62
$150,000.01 to $175,000                           2             $325,099                             0.93
$175,000.01 to $200,000                           2             $385,831                             1.10
$225,000.01 to $250,000                           1             $249,000                             0.71
$325,000.01 to $350,000                           1             $349,715                             1.00
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================




Geographic Distribution

                                                                                            Percentage of
                                          Number of     Aggregate Unpaid         Reference Date Aggregate
State                                Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------

Alabama                                          39             $615,313                             1.75%
Alaska                                            3             $121,586                             0.35
Arizona                                          52             $837,349                             2.39
California                                      459          $10,711,274                            30.52
Colorado                                         65           $1,255,712                             3.58
Connecticut                                       6              $20,111                             0.06
Delaware                                          1              $33,449                             0.10
Florida                                         104           $1,443,178                             4.11
Georgia                                          42             $832,173                             2.37
Hawaii                                           26             $791,580                             2.26
Idaho                                            36             $569,207                             1.62
Illinois                                         91           $1,369,475                             3.90
Indiana                                          29             $521,637                             1.49
Iowa                                              2              $22,035                             0.06
Kansas                                           18             $203,241                             0.58
Kentucky                                         12             $153,509                             0.44
Louisiana                                        28             $315,232                             0.90
Maine                                             3              $91,243                             0.26
Maryland                                         25             $363,001                             1.03
Massachussetts                                   31             $704,277                             2.01
Michigan                                         71           $1,126,006                             3.21
Minnesota                                         9              $77,667                             0.22
Mississippi                                       3              $50,755                             0.14
Missouri                                         22             $245,722                             0.70
Montana                                           8             $117,628                             0.34
Nebraska                                         14             $175,614                             0.50
Nevada                                           22             $433,840                             1.24
New Hampshire                                     7             $111,931                             0.32
New Jersey                                       46           $1,148,684                             3.27
New Mexico                                       22             $445,421                             1.27
New York                                         48           $1,453,950                             4.14
North Carolina                                   43             $590,361                             1.68
North Dakota                                      1              $51,949                             0.15
Ohio                                             76           $1,243,008                             3.54
Oklahoma                                         54             $615,018                             1.75
Oregon                                           45           $1,334,568                             3.80
Pennsylvania                                     72           $1,014,807                             2.89
Rhode Island                                      3               $3,699                             0.01
South Carolina                                   20             $281,899                             0.80
Tennessee                                        30             $656,856                             1.87
Texas                                             1              $18,800                             0.05
Utah                                             33             $755,971                             2.15
Virginia                                         27             $442,000                             1.26
Washington                                       68           $1,282,873                             3.65
Wisconsin                                        22             $310,128                             0.88
Wyoming                                           7             $136,135                             0.39
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================




Combined Loan-to-Value Ratios
                                                                                            Percentage of
Range of                                  Number of     Aggregate Unpaid         Reference Date Aggregate
Combined Loan-to-Value Ratios (%)    Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------

0 -10.00                                          2              $15,709                             0.04%
10.01-20.00                                      15             $145,253                             0.41
20.01-30.00                                      21             $591,428                             1.68
30.01-40.00                                      36             $454,029                             1.29
40.01-50.00                                      64           $1,121,810                             3.20
50.01-60.00                                     110           $2,548,934                             7.26
60.01-70.00                                     355           $8,298,797                            23.64
70.01-80.00                                     360           $7,209,263                            20.54
80.01-90.00                                     771          $12,839,310                            36.58
90.01-100.00                                    112           $1,875,342                             5.34
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%



Mortgage Rates
                                                                                            Percentage of
Range of Mortgage                         Number of     Aggregate Unpaid         Reference Date Aggregate
Rates (%)                            Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------

3.501 - 4.000                                   397           $8,266,718                            23.55%
4.001 - 4.500                                   322           $7,103,159                            20.24
4.501 - 5.000                                    92           $2,044,329                             5.82
5.001 - 5.500                                   117           $2,516,575                             7.17
5.501 - 6.000                                   372           $4,983,775                            14.20
6.001 - 6.500                                   164           $3,441,735                             9.81
6.501 - 7.000                                   230           $4,198,459                            11.96
7.001 - 7.500                                    51             $883,822                             2.52
7.501 - 8.000                                    40             $702,075                             2.00
8.001 - 8.500                                    44             $700,651                             2.00
8.501 - 9.000                                     2               $9,364                             0.03
9.001 - 9.500                                    14             $241,267                             0.69
10.001 - 10.500                                   1               $7,943                             0.02
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================




Types of Mortgaged Property
                                                                                            Percentage of
                                          Number of     Aggregate Unpaid         Reference Date Aggregate
Property Type                        Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------

Single Family Residence                       1,585          $30,264,046                            86.22%
Planned Unit Development (PUD)                  174           $3,163,086                             9.01
Low-rise Condominium                             66           $1,273,774                             3.63
2-4 Family Residence                             21             $398,966                             1.14
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================



Lien Priority
                                                                                            Percentage of
                                          Number of     Aggregate Unpaid         Reference Date Aggregate
Lien Priority                        Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------

1st Liens                                        49             $913,285                             2.60%
2nd Liens                                     1,797          $34,186,587                            97.40
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================



Gross Margin
                                                                                            Percentage of
Range of Gross                            Number of     Aggregate Unpaid         Reference Date Aggregate
Margins (%)                          Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
0.000                                           374        $7,737,901.46                            22.05%
0.001 - 0.250                                    50        $1,218,406.93                             3.47
0.251 - 0.500                                   255        $5,136,128.68                            14.63
0.501 - 0.750                                    72        $1,554,986.76                             4.43
0.751 - 1.000                                    27          $763,751.50                             2.18
1.001 - 1.250                                   107        $2,386,460.14                             6.80
1.251 - 1.500                                    10          $122,883.65                             0.35
1.501 - 1.750                                    26          $338,212.85                             0.96
1.751 - 2.000                                   354        $4,885,806.95                            13.92
2.001 - 2.250                                   158        $3,353,129.31                             9.55
2.251 - 2.500                                    11          $272,321.91                             0.78
2.501 - 2.750                                    41          $486,785.36                             1.39
2.751 - 3.000                                   203        $4,120,086.56                            11.74
3.001 - 3.250                                    21          $343,028.98                             0.98
3.251 - 3.500                                    34          $697,405.17                             1.99
3.501 - 3.750                                    27          $498,937.69                             1.42
3.751 - 4.000                                    14          $218,128.04                             0.62
4.001 - 4.250                                    20          $251,834.07                             0.72
4.251 - 4.500                                    25          $455,102.81                             1.30
4.751 - 5.000                                     2            $9,363.93                             0.03
5.001 - 5.250                                    10          $213,834.28                             0.61
5.251 - 5.500                                     4           $27,432.88                             0.08
6.001 - 6.250                                     1            $7,942.85                             0.02
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================






Maximum Mortgage Rates
                                                                                            Percentage of
Maximum Mortgage                          Number of     Aggregate Unpaid         Reference Date Aggregate
Rates (%)                            Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
11.00                                            25             $616,732                             1.76%
12.00                                             5              $40,124                             0.11
15.00                                             7              $80,287                             0.23
16.00                                            43             $590,361                             1.68
17.00                                           104           $1,461,978                             4.17
18.00                                         1,662          $32,310,390                            92.05
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================



Remaining Term To Maturity
                                                                                            Percentage of
Range of Remaining Terms to               Number of     Aggregate Unpaid         Reference Date Aggregate
Maturity (Months)                    Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
85 - 96                                          20             $244,187                             0.70%
97 - 108                                         85           $1,316,940                             3.75
109 - 120                                         4             $120,898                             0.34
121 - 132                                        30           $1,039,821                             2.96
169 - 180                                         5              $42,670                             0.12
181 - 192                                        24             $603,641                             1.72
229 - 240                                       348           $6,308,349                            17.97
241 - 252                                     1,330          $25,423,367                            72.43
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================



Origination Year
                                                                                            Percentage of
                                          Number of     Aggregate Unpaid         Reference Date Aggregate
Year of Origination                  Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
1998                                          1,005          $19,071,940                            54.34%
1999                                            841          $16,027,933                            45.66
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================




Credit Limit Range

                                                                                            Percentage of
Range of Credit                           Number of     Aggregate Unpaid         Reference Date Aggregate
Limits ($)                           Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                               79             $501,065                             1.43%
$ 10,000.01 to $ 20,000                         660           $6,822,504                            19.44
$ 20,000.01 to $ 30,000                         456           $7,151,819                            20.38
$ 30,000.01 to $ 40,000                         178           $3,470,443                             9.89
$ 40,000.01 to $ 50,000                         168           $4,416,173                            12.58
$ 50,000.01 to $ 60,000                          64           $1,845,888                             5.26
$ 60,000.01 to $ 70,000                          44           $1,390,559                             3.96
$ 70,000.01 to $ 80,000                          33           $1,337,216                             3.81
$ 80,000.01 to $ 90,000                          29           $1,078,383                             3.07
$ 90,000.01 to $100,000                          75           $2,940,778                             8.38
$100,000.01 to $125,000                          16             $802,616                             2.29
$125,000.01 to $150,000                          17             $996,274                             2.84
$150,000.01 to $175,000                           5             $279,668                             0.80
$175,000.01 to $200,000                          12             $980,132                             2.79
$200,000.01 to $225,000                           1              $76,544                             0.22
$225,000.01 to $250,000                           2             $228,302                             0.65
$275,000.01 to $300,000                           4             $139,821                             0.40
$325,000.01 to $350,000                           2             $598,715                             1.71
$400,000.01 to $425,000                           1              $42,972                             0.12
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================



Credit Limit Utilization Rates
                                                                                            Percentage of
Range of Credit Limit                     Number of     Aggregate Unpaid         Reference Date Aggregate
Utilization Rates (%)                Mortgage Loans    Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
0.00%                                           438                   $1                             0.00%
0.01% - 10.00%                                   46             $100,730                             0.29
10.01% - 20.00%                                  56             $478,764                             1.36
20.01% - 30.00%                                  69             $834,609                             2.38
30.01% - 40.00%                                  59           $1,106,899                             3.15
40.01% - 50.00%                                  69           $1,404,431                             4.00
50.01% - 60.00%                                  69           $1,372,576                             3.91
60.01% - 70.00%                                  81           $1,912,675                             5.45
70.01% - 80.00%                                 142           $3,451,023                             9.83
80.01% - 90.00%                                 193           $4,856,383                            13.84
90.01% - 100.00%                                624          $19,581,782                            55.79
---------------------------------------------------------------------------------------------------------
Total                                         1,846          $35,099,873                           100.00%
=========================================================================================================

                                   EXHIBIT 2

                         Report to Certificateholders

==================================================================================================================================
                                                                                                                        Page 1
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011

==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATES INFORMATION
Investors                                                                                                          $185,000,000.00
Transferor                                                                                                           $2,817,258.88
Certificate Margin                                                                                                           0.32%
-----------------------------------------------------------------------------------------------------------------------------------
OTHER INFORMATION
Original Pool Balance @ Cut-Off Date                                                                               $187,817,258.88
Initial Insured Amount                                                                                             $185,000,000.00
Initial Invested Amount                                                                                            $185,000,000.00
Investor Certificate Principal Balance                                                                             $185,000,000.00
Servicing Fee                                                                                                               0.500%
Credit Enhancement Fee                                                                                                      0.120%
-----------------------------------------------------------------------------------------------------------------------------------
Original Settlement Date                                                                                                   2/25/99
First Payment Date                                                                                                         4/15/99
Long Interest Period Days                                                                                                       49
-----------------------------------------------------------------------------------------------------------------------------------
Step-Down Period                                                                                                                30
Managed Amortization Period (Months)                                                                                            60
Spread Carveout Begins (Month)                                                                                                   6
-----------------------------------------------------------------------------------------------------------------------------------
Fixed Allocation Percentage                                                                                                 98.50%
Minimum Transferor Interest Percentage                                                                                       5.00%
Rapid Amortization Event Trigger (% of Original Pool Balance)                                                               1.000%
Tail Adjustment                                                                                                              $0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
INPUT SECTION
-------------
Month:                                                                                                       56                57
Distribution Date:                                                                                     11/17/03          12/15/03
Determination date:                                                                                    11/12/03          12/10/03
----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE LOANS PAYMENT SUMMARY
------------------------------
   Mtge Loans Interest Received                                                                      165,864.96        157,131.00
   Mtge Loans Principal Received                                                                   2,468,299.79      1,332,073.97
   Mtge Loans Net Liquidation Proceeds (Alloc. to Interest)                                                0.00              0.00
   Mtge Loans Net Liquidation Proceeds (Net of Forecl. Profit & Alloc. to Principal)                    (590.75)             0.00
   Mtge Loans Insurance Proceeds (Alloc. to Interest)                                                      0.00              0.00
   Mtge Loans Insurance Proceeds (Alloc. to Principal)                                                     0.00              0.00
   Mtge Loans Servicer Optional Advances (Alloc. to Interest)                                              0.00              0.00
   Mtge Loans Purchase Price (Alloc. to Interest) (section 2.02(a))                                        0.00              0.00
   Mtge Loans Purchase Price (Alloc. to Principal) (Section 2.02(a))                                       0.00              0.00
   Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Interest)                                     0.00              0.00
   Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Principal)                                    0.00              0.00
   Mtge Loans Removed from the Trust by the Servicer (Section 2.06)                                        0.00              0.00
   Mtge Loans Transfer Deposit Amount (Alloc. to Principal)(Sections 2.02(a))                              0.00              0.00

   Mtge Loans Draws (Additional Balances)                                                            845,058.31        693,450.57
   Mtge Loans Liquidation Loss Amount (Net Losses)                                                    19,141.08              0.00

   Mge Loans Total Ending Principal Balance (Net of Servicer Removals)                            35,738,496.16     35,099,872.76

   Average Mtge Loans Rate                                                                              5.3580%           5.3564%
   Average Mtge Loans Daily Balance                                                               37,557,426.76     35,818,014.61
----------------------------------------------------------------------------------------------------------------------------------
DELINQUENCY & REO SUMMARY
-------------------------
   Delinquent 30-59 days - # of Loans                                                                        10                18
   Delinquent 30-59 days - Current Balance                                                           249,418.62        399,872.29
   Delinquent 60-89 days - # of Loans                                                                         5                 2
   Delinquent 60-89 days - Current Balance                                                            83,496.26         31,015.58
   DEL STAT 1+ - # of Loans                                                                                  20                28
   DEL STAT 1+ - Current Balance                                                                     446,667.17        598,898.42
   Delinquent 90+ days - # of Loans                                                                           5                 8
   Delinquent 90+ days - Current Balance                                                             113,752.29        168,010.55
   Delinquent 9+ months - # of Loans                                                                         21                21
   Delinquent 9+ months - Current Balance                                                            721,742.38        721,634.81
   REO - # of Loans                                                                                           0                 0
   REO  - Current Balance (Unpaid Princ. Balance)                                                          0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
LOAN MODIFICATION SUMMARY
-------------------------
   Mtge Loans w/ Sr. Lien Balance Modification (CLTV<80%)                                                  0.00              0.00
   Mtge Loans w/ Sr. Lien Balance Modification (CLTV>80%)                                            124,736.23         22,500.00
   Mtge Loans w/ Credit Limit Modification                                                           124,200.00        307,240.00
   Mtge Loans w/ Gross Margin Modification                                                                0.000         30,882.69
----------------------------------------------------------------------------------------------------------------------------------
OTHER INFORMATION
-----------------
   LIBOR Rate for Current Interest Period                                                              1.12000%          1.12000%
   Amount Owed to Credit Enhancer Due to Prepayment Shortfall                                              0.00              0.00
   FSA's Surety Bond in Force? (Yes=1; No=0)                                                                  0                 0
----------------------------------------------------------------------------------------------------------------------------------


==================================================================================================================================
                                                                                                                        Page 2
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011

==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
Detailed Information (Page 1 of 5)
----------------------------------

Distribution Date:                                                                                    11/17/03          12/15/03
                                                                                                      ---------         --------
----------------------------------------------------------------------------------------------------------------------------------
LIBOR Rate (Adjusted two business days prior to previous Distribution Date)                            1.12000%          1.12000%
Average Mtge Loans Net Loan Rate (Effective Rate;Multiply by 360/365)                                  4.16460%          4.16302%
Maximum Rate                                                                                           4.16460%          4.16302%
Investor Certificate Rate (LIBOR + 32 bps)                                                             1.44000%          1.44000%
Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)                                                  0                 0
Interest Period (Days)                                                                                       33                28
----------------------------------------------------------------------------------------------------------------------------------
Beginning Pool Balance                                                                            37,380,287.97     35,738,496.16
  Interest Distribution                                                                              165,864.96        157,131.00
  Principal Distribution                                                                           2,467,709.04      1,332,073.97
  Servicer Account Removals (Section 2.06)                                                                 0.00              0.00
  Additional Balances                                                                                845,058.31        693,450.57
  Liquidation Loss Amount                                                                             19,141.08              0.00
Ending Pool Balance                                                                               35,738,496.16     35,099,872.76
----------------------------------------------------------------------------------------------------------------------------------
Beginning Investor Certificate Principal Balance                                                  34,087,982.92     32,447,876.98
  Investor Certificate Interest                                                                       44,996.14         36,341.62
  Unpaid Investor Certificate Interest Shortfall distributed                                               0.00              0.00
  Investor Certificate Principal                                                                   1,640,105.94        638,623.40
Ending Investor Certificate Principal Balance                                                     32,447,876.98     31,809,253.58
Pool Factor                                                                                           0.1753939         0.1719419
----------------------------------------------------------------------------------------------------------------------------------
Beginning Transferor Principal Balance                                                             3,292,305.05      3,290,619.18
  Interest Distribution (including funds released from Collection Account)                            85,965.50        104,088.50
  Principal Distribution (including Unallocated Transferor Principal Collections)                    845,058.31        693,450.57
  Additional Balances                                                                                845,058.31        693,450.57
  Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                         0.00              0.00
  Losses allocated to Transferor                                                                       1,685.87              0.00
Ending Transferor Balance                                                                          3,290,619.18      3,290,619.18
----------------------------------------------------------------------------------------------------------------------------------
Beginning Invested Amount                                                                         34,087,982.92     32,447,876.98
  Principal Distribution Amount                                                                    1,622,650.73        638,623.40
  Investor Loss Reduction Amount                                                                      17,455.21              0.00
Ending Invested Amount                                                                            32,447,876.98     31,809,253.58
Investor Floating Allocation Percentage                                                                 91.192%           90.793%
----------------------------------------------------------------------------------------------------------------------------------
Liquidation Loss Amount                                                                               19,141.08              0.00
Investor Loss Amout                                                                                   17,455.21              0.00
Transferor Loss Amount                                                                                 1,685.87              0.00
----------------------------------------------------------------------------------------------------------------------------------
Total Collections                                                                                  2,633,574.00      1,489,204.97
Investor & Transferor Interest & Principal Allocation                                                      0.00              0.00
  Investor Interest Collections                                                                      151,256.24        142,663.18
  Investor Principal Collections                                                                   2,430,693.40      1,312,092.86
  Transferor Interest Collections                                                                     14,608.72         14,467.82
  Transferor Principal Collections                                                                    37,015.64         19,981.11
  (check)                                                                                                  0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Servicing Fee                                                                                         15,575.12         14,891.04
Investor Interest Collections                                                                        151,256.24        142,663.18
  less Investor Servicing Fee                                                                         14,203.33         13,519.95
  less Unpaid Servicing Fee                                                                                0.00              0.00
  less Credit Enhancement Premium                                                                      3,244.79          3,180.93
  less Investor Certificate Interest                                                                  44,996.14         36,341.62
  less Unpaid Investor Certificate Interest Shortfall                                                      0.00              0.00
  less Investor Loss Amount                                                                           17,455.21              0.00
  less Unpaid Investor Loss Amount                                                                         0.00              0.00
  less Unreimbursed Draw Amounts                                                                           0.00              0.00
Excess Interest                                                                                       71,356.78         89,620.68
  less Accelerated Principal Distribution Amount                                                           0.00              0.00
Remaining Excess Interest                                                                             71,356.78         89,620.68
----------------------------------------------------------------------------------------------------------------------------------
Investor Distributions
  Investor Certificate Interest                                                                       44,996.14         36,341.62
  Managed Amortization Period? (Y=1; N=0)                                                                     1                 1
  Rapid Amortization Event? (Y=1; N=0)                                                                        0                 0
  Rapid Amortization Period? (Y=1; N=0)                                                                       0                 0
  Principal Collections less Additional Balances                                                   1,622,650.73        638,623.40
  Alternative Principal Payment                                                                    1,622,650.73        638,623.40
  Maximum Principal Collections                                                                    2,430,693.40      1,312,092.86
  Principal Distribution Amount                                                                    1,622,650.73        638,623.40
  Investor Loss Amount Distributed to Investors                                                       17,455.21              0.00
----------------------------------------------------------------------------------------------------------------------------------


==================================================================================================================================
                                                                                                                        Page 3
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011

==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
Detailed Information (Page 2 of 5)
----------------------------------

Distribution Date:                                                                                    11/17/03          12/15/03
                                                                                                      ---------         --------
----------------------------------------------------------------------------------------------------------------------------------
Transferor Distributions
   Transferor Interest Collections (net of Transferor Servicing Fee)                                  13,236.92         13,096.73
   Excess Interest remaining from Collection Account                                                  71,356.78         89,620.68
   Principal Distributions (including Transferor Principal Collections)                              845,058.31        693,450.57
   Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                        0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Excess Int. (Shortfall) a/ Premium                                                                   133,808.13        125,962.30
Excess Int. (Shortfall) a/ Interest                                                                   88,811.99         89,620.68
Excess Int. (Shortfall) a/ Losses                                                                     71,356.78         89,620.68
Required Amount                                                                                            0.00              0.00
Required Amount Applied to Overcollateralization Amount                                                    0.00              0.00
Subordinated Transferor Collections Applied to Required Amount                                             0.00              0.00
Required Amount Applied to Transferor Balance                                                              0.00              0.00
Draw on Policy                                                                                             0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Investor Certificate Distribution Amount (Excluding Credit Enhancement Draw Amount)                1,685,205.08        675,068.02
Credit Enhancement Draw Amount (Excluding writedowns of OC)                                                0.00              0.00
   Guaranteed Principal Distribution Amount                                                                0.00              0.00
   Guaranteed Amount                                                                                       0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Minimum Transferor Interest                                                                        1,786,924.81      1,754,993.64
Transferor Principal Collections Unallocated due to Minimum Transferor Interest
   (held in Coll. Acct.)                                                                                   0.00              0.00
Total Unallocated Transferor Principal Collections held in Collection Account                              0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Required OC Amount                                                                                         0.00              0.00
Beginning OC Amount                                                                                        0.00             (0.00)
Ending OC Amount                                                                                          (0.00)             0.00
Ending OC Amount (% of Original Pool Balance)                                                             0.00%             0.00%
----------------------------------------------------------------------------------------------------------------------------------
Current Month Excess Spread                                                                              2.725%            2.723%
Rolling Three-Month Excess Spread                                                                        2.753%            2.734%
----------------------------------------------------------------------------------------------------------------------------------
Delinquency Step-Up Amount                                                                           360,871.19        360,817.41
Required Subordinated Percentage                                                                         1.500%            1.500%
Initial Subordinated Amount                                                                        2,817,258.88      2,817,258.88
----------------------------------------------------------------------------------------------------------------------------------
Trigger Date Step-Down Subordinated Amount                                                                 0.00              0.00
Preliminary Step-Down Subordinated Amount                                                          1,121,408.64      1,072,154.88
Step-Down Subordinated Amount                                                                      1,121,408.64      1,072,154.88
----------------------------------------------------------------------------------------------------------------------------------
Preliminary Transferor Subordinated Amount                                                         1,482,279.83      1,432,972.29
Can the Required Transferor Subordinated Amount be Reduced?                                                   Y                 Y
Required Transferor Subordinated Amount                                                            1,482,279.83      1,432,972.29
Available Transferor Subordinated Amount                                                           1,482,279.83      1,432,972.29
Subordinated Transferor Collections                                                                   13,236.92         13,096.73
Step-Down Cumulative Loss Test Violated?                                                                      N                 N
Three Month Rolling Excess Spread Violated?                                                                   N                 N
----------------------------------------------------------------------------------------------------------------------------------
Ending Unreimbursed Draw on Surety Bond                                                                    0.00              0.00
Beginning Insured Principal Amount                                                               $34,087,982.92    $32,447,876.98
Ending Insured Principal Amount                                                                  $32,447,876.98    $31,809,253.58
----------------------------------------------------------------------------------------------------------------------------------
Available Credit Enhancement                                                                              0.00%             0.00%
Investor Distribution Amount                                                                       1,685,102.08        674,965.02
Transferor Distribution Amount (incl. Excess Cash Rel. From Collection Account)                      929,652.01        796,167.98
----------------------------------------------------------------------------------------------------------------------------------
Investor Loss Amount Reimbursed from Excess Interest                                                  17,455.21              0.00
Investor Loss Amount Allocated to OC                                                                       0.00              0.00
Investor Loss Amount Reimbursed from Policy Draw                                                           0.00              0.00
Investor Loss Amount Unreimbursed                                                                          0.00              0.00
Unreimbursed Loss Amount Distributed                                                                       0.00              0.00
Cum. Guaranteed Principal Distribution Amount                                                              0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Accrued but Unpaid a/ Distribution
   Servicing Fee                                                                                           0.00              0.00
   Investor Certificate Interest                                                                           0.00              0.00
   Credit Enhancement Premium                                                                              0.00              0.00
   Unreimbursed Draw Amounts                                                                               0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------


==================================================================================================================================
                                                                                                                        Page 4
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
Detailed Information (Page 4 of 5)
----------------------------------

Distribution Date:                                                                                    11/17/03          12/15/03
                                                                                                      ---------         --------
----------------------------------------------------------------------------------------------------------------------------------
SOURCES OF FUNDS:
-----------------
   Mtge Loans Interest                                                                               165,864.96        157,131.00
   Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl. Rec. Charge-Offs)                                  0.00              0.00
   Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                          0.00              0.00
   Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                            0.00              0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)                                        0.00              0.00
   Mtge Loan Principal                                                                             2,468,299.79      1,332,073.97
   Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                                                      (590.75)             0.00
   Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                        0.00              0.00
   Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                          0.00              0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Princ.)                                      0.00              0.00
   Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                    0.00              0.00
   Draw on Policy                                                                                          0.00              0.00
   Unallocated Transferor Collections                                                                      0.00              0.00
Total                                                                                              2,633,574.00      1,489,204.97
----------------------------------------------------------------------------------------------------------------------------------
USES OF FUNDS
-------------
   Servicing Fee                                                                                      15,575.12         14,891.04
   Investor Interest Distribution                                                                     44,996.14         36,341.62
   Accrued and Unpaid Investor Interest Distributed                                                        0.00              0.00
   Investor Principal Distribution                                                                 1,640,105.94        638,623.40
   Transferor Distribution (not including Cash Released to Transferor)                               858,295.23        706,547.30
   Unallocated Transferor Principal Collections                                                            0.00              0.00
   Accrued and Unpaid Servicing Fee Distributed                                                            0.00              0.00
   Payment of Unreimbursed Surety Bond Draw Amounts                                                        0.00              0.00
   Credit Enhancement Premium Distributed                                                              3,244.79          3,180.93
   Cash Released to Transferor (Including OC Step-Down Release)                                       71,356.78         89,620.68
Total                                                                                              2,633,574.00      1,489,204.97

----------------------------------------------------------------------------------------------------------------------------------
ERROR CHECK
-----------
Sources & Uses                                                                                               OK                OK
Pool Balance                                                                                                 OK                OK
Transferor Balance (Will indicate "VIOLATION" if Servicer has viloated Min. Transferor Int.)                 OK                OK
Loss Allocation                                                                                              OK                OK
Overcollateralization                                                                                        OK                OK
Balance Reduction                                                                                            OK                OK
----------------------------------------------------------------------------------------------------------------------------------

Distribution List:
------------------

   Barbara Grosse - First National Bank of Chicago                 Lupe Montero - Countrywide Home Loans
   John Dahl - Salomon Smith Barney                                Brian White - Countrywide Home Loans
                                                                   Michael Burak-Countrywide Home Loans
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
                                                                                                                        Page 5
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
Servicer Certificate (Page 1 of 2)
----------------------------------

Distribution Date:                                                                                    11/17/03          12/15/03
                                                                                                      ---------         --------
----------------------------------------------------------------------------------------------------------------------------------
A. POOL INFORMATION
   Aggregate Amount of  Collections                                                                2,633,574.00      1,489,204.97
   Aggregate Amount of  Interest Collections                                                         165,864.96        157,131.00
   Aggregate Amount of  Principal Collections                                                      2,467,709.04      1,332,073.97
   Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                                       0.00              0.00
   Beginning Pool Balance                                                                         37,380,287.97     35,738,496.16
   Ending Pool Balance                                                                            35,738,496.16     35,099,872.76
   Additional Balances                                                                               845,058.31        693,450.57
   Servicer Removals from the Trust (Section 2.06)                                                         0.00              0.00
   Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                                       0.00              0.00
   Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                                  0.00%             0.00%
   Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                                 124,736.23        147,236.23
   Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                                  0.07%             0.08%
   Cum. Modifications to Credit Limit                                                                199,200.00        431,440.00
   Cum. Modifications to Credit Limit (% of Initial Pool)                                                 0.11%             0.23%
   Cum. Modifications to Gross Margin                                                                 87,801.47         30,882.69
   Cum. Modifications to Gross Margin (% of Initial Pool)                                                 0.05%             0.02%
   Cum. Loss Amounts                                                                               1,049,460.71      1,049,460.71
   Cum. Loss Amounts (% of Initial Pool)                                                                  0.56%             0.56%
   Servicing Fee                                                                                      15,575.12         14,891.04
   Unpaid Servicing Fee Received                                                                           0.00              0.00
   Remaining Accrued and Unpaid Servicing Fee                                                              0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
B. INTEREST, PRINCIPAL & LOSS ALLOCATION
   Investor Certificateholder Floating Allocation Percentage                                             91.19%            90.79%
   Investor Certificateholder Fixed Allocation Percentage                                                98.50%            98.50%
   Investor Interest Collections                                                                     151,256.24        142,663.18
   Investor Principal Collections                                                                  2,430,693.40      1,312,092.86
   Transferor Interest Collections                                                                    14,608.72         14,467.82
   Transferor Principal Collections                                                                   37,015.64         19,981.11
   Investor Loss Amount                                                                               17,455.21              0.00
   Beginning Invested Amount                                                                      34,087,982.92     32,447,876.98
   Ending Invested Amount                                                                         32,447,876.98     31,809,253.58
----------------------------------------------------------------------------------------------------------------------------------
C. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS
   Investor Certificate Interest Distributed                                                          44,996.14         36,341.62
   Investor Certificate Interest Shortfall b/ any Draw on Policy                                           0.00              0.00
   Unpaid Investor Certificate Interest Shortfall Received                                                 0.00              0.00
   Unpaid Investor Certificate Interest Shortfall Remaining                                                0.00              0.00

   Principal Distribution Amount                                                                   1,622,650.73        638,623.40
     Managed Amortization Period? (Yes=1; No=0)                                                               1                 1
     Rapid Amortization Period? (Yes=1; No=0)                                                                 0                 0
     Maximum Principal Collections Payment                                                         2,430,693.40      1,312,092.86
     Alternative Principal Payment                                                                 1,622,650.73        638,623.40
     Principal Collections less Additional Balances                                                1,622,650.73        638,623.40
   Investor Loss Amount Distributed to Investors                                                      17,455.21              0.00
   Accelerated Principal Distribution Amount                                                               0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
D. INVESTOR CERTIFICATE PRINCIPAL BALANCE
   Beginning Certificate Principal Balance                                                        34,087,982.92     32,447,876.98
   Ending Certificate Principal Balance                                                           32,447,876.98     31,809,253.58
   Pool Factor                                                                                        0.1753939         0.1719419
----------------------------------------------------------------------------------------------------------------------------------
E. DISTRIBUTIONS TO TRANSFEROR
   Interest Distribution                                                                              85,965.50        104,088.50
   Principal Distribution                                                                            845,058.31        693,450.57
   Amount Distributed to Transferor pursuant to Section 5.01 (a) (x)
      (included in Interest Distribution)                                                             71,356.78         89,620.68
----------------------------------------------------------------------------------------------------------------------------------
F. TRANSFEROR BALANCE
   Beginning Transferor Principal Balance                                                          3,292,305.05      3,290,619.18
   Ending Transferor Principal Balance                                                             3,290,619.18      3,290,619.18
   Servicer Removals from the Trust (Section 2.06)                                                         0.00              0.00
   Minimum Transferor Balance                                                                      1,786,924.81      1,754,993.64
----------------------------------------------------------------------------------------------------------------------------------
G. INVESTOR CERTIFICATE RATE
   Investor Certificate Rate                                                                           1.44000%          1.44000%
   LIBOR Rate                                                                                          1.12000%          1.12000%
   Maximum Rate                                                                                        4.16460%          4.16302%
   Weighted Average Mortgage Net Loan Rate                                                             4.16460%          4.16302%
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
                                                                                                                        Page 6
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
Servicer Certificate (Page 2 of 2)

Distribution Date:                                                                                    11/17/03          12/15/03
                                                                                                      ---------         --------
----------------------------------------------------------------------------------------------------------------------------------
H. CREDIT ENHANCEMENT
   Credit Enhancement Fee                                                                              3,244.79          3,180.93
   Beginning OC Amount                                                                                     0.00             (0.00)
   Ending OC Amount                                                                                       (0.00)             0.00
   Guaranteed Amount                                                                                       0.00              0.00
   Guaranteed Principal Distribution Amount                                                                0.00              0.00
   Credit Enhancement Draw Amount                                                                          0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
J. DELINQUENCY & REO STATUS
Delinquent 30-59 days
     No. of Accounts                                                                                         10                18
     Trust Balances                                                                                  249,418.62        399,872.29
   Delinquent 60-89 days
     No. of Accounts                                                                                          5                 2
     Trust Balances                                                                                   83,496.26         31,015.58
   Delinquent 90+ days
     No. of Accounts                                                                                          5                 8
     Trust Balances                                                                                  113,752.29        168,010.55
   Delinquent 9+ months
     No. of Accounts                                                                                         21                21
     Trust Balances                                                                                  721,742.38        721,634.81
   REO
     No. of Accounts                                                                                          0                 0
     Trust Balances                                                                                        0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
K. EVENT OF DEFAULT TRIGGERS                                                                                  0                 0
   Failure by Seller to make payment within 5 Business Days of Required Date ?                                0                 0
   Failure by Seller to perform any covenants described in the Agreement ?                                    0                 0
   Bankruptcy or Insolvency relating to Servicer ?                                                            0                 0
----------------------------------------------------------------------------------------------------------------------------------
L. RAPID AMORTIZATION EVENT TRIGGERS                                                                          0                 0
   Failure by Seller to make payment within 3 Business Days of Required Date ?                                0                 0
   Breach of Representation or Warranty by Seller or Depositor?                                               0                 0
   Bankruptcy or Insolvency relating to Transferor ?                                                          0                 0
   Subject to Investment Company Act of 1940 Regulation ?                                                     0                 0
   Any Event of Default ?                                                                                     0                 0
   Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                                  0                 0
----------------------------------------------------------------------------------------------------------------------------------

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of December, 2003

      Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

      ---------------------------------------

     Lupe Montero
     First Vice-President

   Distribution List:
   ------------------

   Barbara Grosse - First National Bank of Chicago                 Lupe Montero - Countrywide Home Loans
   John Dahl - Salomon Smith Barney                                Brian White - Countrywide Home Loans
                                                                   Michael Burak-Countrywide Home Loans
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
                                                                                                                        Page 7
Countrywide Home Loans, Inc.                                                      Date of Report:   12/8/03
Countrywide Home Equity Loan Trust - Series 1999-A                                Time of Report:   1:59 PM
P & S Agreement Date:                                 February 22, 1999
Original Settlement Date:                             February 25, 1999
CUSIP Number of Certificates:                         222374AH3
Original Sale Balance:                                185,000,000                 Investor 8001011

==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
Statement to Certificateholders (Page 1 of 1)
---------------------------------------------

Distribution Date:                                                                                    11/17/03          12/15/03
                                                                                                      ---------         --------
INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)
----------------------------------------------------------------------------------------------------------------------------------
A. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS
   Investor Certificate Interest Distributed                                                           0.243222          0.196441
   Investor Certificate Interest Shortfall Distributed                                                 0.000000          0.000000
   Remaining Unpaid Investor Certificate Interest Shortfall                                            0.000000          0.000000

   Managed Amortization Period ? (Yes=1; No=0)                                                                1                 1
   Investors Certificate Principal Distributed                                                         8.865438          3.452018
     Principal Distribution Amount                                                                     8.771085          3.452018
       Maximum Principal Payment                                                                      13.138883          7.092394
       Alternative Principal Payment                                                                   8.771085          3.452018
       Principal Collections less Additional Balances                                                  8.771085          3.452018
     Investor Loss Amount Distributed to Investors                                                     0.094352          0.000000
     Accelerated Principal Distribution Amount                                                         0.000000          0.000000
     Credit Enhancement Draw Amount                                                                        0.00              0.00
   Total Amount Distributed to Certificateholders (P & I)                                              9.108660          3.648460
----------------------------------------------------------------------------------------------------------------------------------
B. INVESTOR CERTIFICATE PRINCIPAL BALANCE
   Beginning Investor Certificate Balance                                                         34,087,982.92     32,447,876.98
   Ending Investor Certificate Balance                                                            32,447,876.98     31,809,253.58
   Beginning Invested Amount                                                                      34,087,982.92     32,447,876.98
   Ending Invested Amount                                                                         32,447,876.98     31,809,253.58
   Investor Certificateholder Floating Allocation Percentage                                           91.1924%          90.7925%
   Pool Factor                                                                                        0.1753939         0.1719419
   Liquidation Loss Amount for Liquidated Loans                                                       19,141.08              0.00
   Unreimbursed Liquidation Loss Amount                                                                    0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
C. POOL INFORMATION
   Beginning Pool Balance                                                                         37,380,287.97     35,738,496.16
   Ending Pool Balance                                                                            35,738,496.16     35,099,872.76
   Servicer Removals form the Trust (Section 2.06)                                                         0.00              0.00
   Servicing Fee                                                                                      15,575.12         14,891.04
----------------------------------------------------------------------------------------------------------------------------------
D. INVESTOR CERTIFICATE RATE
   Investor Certificate Rate                                                                          1.440000%         1.440000%
   LIBOR Rate                                                                                         1.120000%         1.120000%
   Maximum Rate                                                                                       4.164603%         4.163025%
----------------------------------------------------------------------------------------------------------------------------------
E. DELINQUENCY & REO STATUS
Delinquent 30-59 days
     No. of Accounts                                                                                         10                18
     Trust Balances                                                                                  249,418.62        399,872.29
   Delinquent 60-89 days
     No. of Accounts                                                                                          5                 2
     Trust Balances                                                                                   83,496.26         31,015.58
   Delinquent 90+ days
     No. of Accounts                                                                                          5                 8
     Trust Balances                                                                                  113,752.29        168,010.55
   Delinquent 9+ Months
     No. of Accounts                                                                                         21                21
     Trust Balances                                                                                     721,742           721,635
   REO
     No. of Accounts                                                                                          0                 0
     Trust Balances                                                                                        0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of December, 2003

          Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

          ---------------------------------------

     Lupe Montero
     First Vice-President

   Distribution List:
   ------------------

   Barbara Grosse - First National Bank of Chicago                 Lupe Montero - Countrywide Home Loans
   John Dahl - Salomon Smith Barney                                Brian White - Countrywide Home Loans
                                                                   Michael Burak-Countrywide Home Loans
----------------------------------------------------------------------------------------------------------------------------------